SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 27, 2001

                               GPN NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


        033-05384                                       13-3301899
 (Commission File Number)                  (I.R.S. Employer Identification No.)


                                18881 Von Karman
                                    Suite 100
                            Irvine, California 92612
          (Address of Principal Executive Offices, Including Zip Code)


                                  949-752-2797
              (Registrant's Telephone Number, Including Area Code)







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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         7,200,000 shares of the Registrant's Common Stock was acquired by Todd Ficeto, an individual, pursuant to the terms of a Stock Purchase Agreement dated as of July 27, 2001 and made by and between Mr. Ficeto (as purchaser) and The Berman Family Trust (as seller). Mr. Ficeto paid $275,000 in cash for the 7,200,000 shares and now owns approximately 60% of the outstanding shares of the Registrant. Mr. Ficeto has been appointed to the Registrant's Board of Directors and has been named Chief Financial Officer and Secretary of the Registrant.

ITEM 7.  EXHIBITS

         2.1 Stock Purchase Agreement, dated as of July 27, 2001, by and between Todd Ficeto and The Berman Family Trust.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        GPN NETWORKS, INC.




Date: August 2, 2001
                                        By:/s/ Todd Ficeto
                                           -----------------------------------
                                           Todd Ficeto
                                           Chief Financial Officer, Secretary